Exhibit 99.4

CONSENT OF LEHMAN BROTHERS

We hereby consent to (i) the use of our opinion letter dated, March 16, 2008, to the Board of Directors of CME Group Inc. (the “Company”) attached as Annex B to the Company’s Joint Proxy Statement/Prospectus on Form S-4 dated July 21, 2008 (the “Prospectus”) relating to the proposed business combination transaction between the Company and NYMEX Holdings, Inc., and (ii) the references to such opinion and our firm in the Prospectus. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended (the “Securities Act”), or the rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) thereunder, and we do not thereby admit that we are experts with respect to any part of the Prospectus or of the Registration Statement of which the Prospectus forms a part, under the meaning of the term “expert” as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,

By:	/s/ LEHMAN BROTHERS INC.
(LEHMAN BROTHERS INC.)

New York, New York